UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Named Executive Officer

On January 28, 2008, Adaptec, Inc. (the "Company") informed Stephen Terlizzi, the Company's Vice President and General Manager of the Storage and Solutions Group, that his position will be terminated, effective February 1, 2008. In connection with his termination, the Company has proposed to Mr. Terlizzi, by letter dated as of January 28, 2008 (the "Terlizzi Separation Agreement"), to provide him with the following severance arrangements, in consideration of signing a general release in favor of the Company: (1) a lump-sum severance payment equal to nine months of his base salary, (2) COBRA benefits until November 30, 2008 and (3) outplacement services. The terms of the Terlizzi Separation Agreement are consistent with Mr. Terlizzi's Executive Employment Agreement with the Company, dated as of August 14, 2007, which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Mr. Terlizzi has until February 22, 2008 to accept the proposed terms.

In addition, in connection with his termination, the Company will pay Mr. Terlizzi the remainder of his retention bonus, which is equal to four months of his base salary, under the terms of his Retention Bonus Agreement, effective on August 14, 2007, which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. The retention bonus is in addition to, and not in lieu of, any severance benefits Mr. Terlizzi is entitled to receive under his employment agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ CHRISTOPHER G. O'MEARA Christopher G. O'Meara Vice President and Chief Financial Officer

February 1, 2008